UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                                    Pursuant
                            To Section 18 or 15(d) of
                       the Securities Exchange Act of 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 2006





                                 DST MEDIA, INC.
                                 ---------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           DELAWARE                                             95-4881015
----------------------------                              ----------------------
(State or other jurisdiction         (Commission             (I.R.S. employer
      of incorporation)              File Number)         identification number)


               2541 Monroe Avenue, Suite 301, Rochester, NY 14618
               --------------------------------------------------
              (Address of principal executive offices) (Zip code)



                                 (585) 244-1840
                                 --------------
               Registrant's telephone number, including area code



                                      NONE
                                      ----
                  (Former Address If Changed since Last Report)

ITEM 8.01                  OTHER EVENTS

On November 15, 2006, a Certificate of Merger was entered into between Registrant and E-Cap Ventures Corp., a Nevada Corporation, pursuant to Title 8,
Section 252 of the Delaware General Corporation Law, and was filed with the State of Delaware with the Registrant being the surviving corporation. An Agreement of Merger was entered into between Registrant and E-Cap Ventures Corp., the foreign corporation, which agreement is on file at the office of the Registrant.

The aggregate number of shares which the foreign Corporation has authority to issue is 58,000,000 (50 million common and 8 million preferred) at $0.001 par value. The manner of converting the outstanding shares of each of the constituent corporations shall be as follows: each outstanding share of E-Cap Ventures Corp. shall become a share of DST Media, Inc., and each outstanding share of DST Media, Inc. shall remain an outstanding share of DST Media, Inc.







                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 DST Media, Inc.
                                                 (Registrant)


Dated: November 27, 2006                    By: /S/ MORRIS DIAMOND
                                                -------------------
                                                Morris Diamond , President